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                                                                    EXHIBIT 21.1

                                  EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
                                                                                  JURISDICTION
         PARENT                             SUBSIDIARY                          OF INCORPORATION
--------------------------    ----------------------------------------     -------------------------
Coyne International           Blue Ridge Textile Manufacturing, Inc.               Georgia
Enterprises Corp. ("CTS")

CTS                           Clean Towel Service, Inc.                            Georgia

CTS                           Ohio Garment Rental, Inc.                             Ohio

CTS                           Midway-CTS Buffalo, Ltd.                             New York
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